Exhibit 99.6
Execution Copy
AMENDMENT NO. 1
to
UNCONDITIONAL CONTINUING GUARANTY
THIS AMENDMENT NO. 1 TO UNCONDITIONAL CONTINUING GUARANTY (the “Amendment”), dated as of December 14, 2009 (the “Amendment Effective Date”), is entered into by ARGYLE SECURITY, INC., a Delaware corporation (“Guarantor”), and THE PRIVATEBANK AND TRUST COMPANY, an Illinois state bank (the “Bank”).
WITNESSETH:
A. The Bank and ISI Security Group, Inc. (the “Borrower”), entered into that certain Loan and Security Agreement dated as of October 3, 2008, (as amended, supplemented or modified from time to time, the “Loan Agreement”); and.
B. In connection with the Loan Agreement, that certain Facility A Loan Note dated as of October 3, 2008 in the maximum original principal amount of TEN MILLION and 00/100 Dollars ($10,000,000.00), that certain Facility B Loan Note dated as of October 3, 2008 in the maximum original principal amount of FIVE MILLION and 00/100 Dollars ($5,000,000.00) and that certain Facility C Loan Note dated as of October 3, 2008 in the maximum original principal amount of TEN MILLION and 00/100 Dollars ($10,000,000.00), were each executed by the Borrower and made payable to the order of the Bank (together with any and all notes issued in extension, renewal or modification thereof or substitution or replacement therefor, collectively the “Notes”); and
B. The Borrower has requested and the Bank has agreed to the amendments to the Loan Agreement more fully set forth in Amendment No. 4 to Loan and Security Agreement dated the Amendment Effective Date (the “Amendments”); and
C. To further support the Borrower’s obligations under the Loan Agreement, Guarantor executed and delivered to the Bank that certain Unconditional Continuing Guaranty, dated as of January 8, 2009 (the “Guaranty”); and
D. As a condition to the Bank’s entering into the Amendments, the Bank requires that the Guarantor enter into this Amendment for the benefit of the Bank.
NOW THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, the parties hereto agree as follows:
1. Amendments. Upon and after the Amendment Effective Date Section 23 of the Guaranty is amended and restated to read in its entirety as follows:
“Section 23. TERMINATION OF GUARANTY AGREEMENT.

This Guaranty will terminate upon payment in full and performance of all Obligations under the Loan Agreement.”
2. Effectiveness. The amendment to the Guaranty contained in Section 1 hereof shall become effective as of the Amendment Effective Date after the Bank shall have received the following:
(a) this Amendment, executed and delivered by the Guarantor;
(b) Amendment No. 4 to Loan and Security Agreement, in the form of Exhibit A to this Amendment, executed and delivered by Borrower and the Bank; and
(c) such other documents or agreements as the Bank may reasonably request.
3. Representations and Warranties. In order to induce the Bank to agree to this Amendment, the Guarantor makes the following representations and warranties, which shall survive the execution and delivery of this Amendment:
(a) no consent of any other Person or filing or action by any governmental authorities, is required to authorize the execution, delivery and performance of this Amendment;
(c) this Amendment has been duly executed by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms, except as enforcement thereof may be subject to the effect of any applicable (i) bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principles of equity; and
(c) the execution and delivery and performance of the agreements in this Amendment will not violate any law, statute or regulation applicable to the Guarantor or any order or decree of any governmental authorities, or conflict with or result in the breach or any contractual obligation of the Guarantor.
4. Counterparts. This Amendment may be executed in counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument.
5. Governing Law. The rights and duties of the Guarantor and the Bank under this Amendment shall be governed by the law of the State of Illinois.
6. Ratification. The Guaranty, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects confirmed, approved and ratified. Except to the extent amended hereby, all terms and conditions of the Guaranty remain the same. All references to the Guaranty shall mean the Guaranty as amended by this Amendment.

7. Reference to Guaranty. From and after the Amendment Effective Date, each reference in the Guaranty to “this Guaranty”, “hereof”, “hereunder” or words of like import, and all references to the Guaranty in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature, shall be deemed to mean the Guaranty as modified and amended by this Amendment.
IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their authorized representatives as of the date first written above.

ARGYLE SECURITY, INC.		THE PRIVATEBANK AND TRUST COMPANY

By:	/s/ Donald F. Neville	By:	/s/ Nate Palmer

	Donald F. Neville		Nate Palmer
	Chief Financial Officer		Associate Managing Director